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[ECA LOGO]

                                                                    Exhibit 10.2

                         [Confidential Portions Omitted]

November 17, 2003

Mr. Ray Musci
CEO
Bam Entertainment Inc .
333 West Santa Clara St., Suite 930
San Jose, CA 95113

Dear Ray,

Europlay Capital Advisors, LLC ("ECA") is pleased to act as a non-exclusive (except as otherwise provided herein) financial advisor to Bam Entertainment Inc., (the "Company," and together with its affiliates, the "Company Group") in connection with potential Transactions (as defined below), on the following basis:

1. If appropriate and requested by the Company Group, in accordance with the terms of this agreement (this "Letter Agreement"), ECA may:

         - undertake an analysis of the business, operations, financial condition and prospects of the Company;

         - develop and review with the Company a list of parties which might participate in Transactions;

         - assist the Company in preparing descriptive materials to be provided to potential parties to Transactions;

         - contact potential parties to Transactions with the Company's prior knowledge;

         -     assist in evaluating and/or preparing proposals regarding
               Transactions;

         - assist, if requested by the Company, in negotiations and related strategy for one or more Transactions;

         - be available to meet with the Company's Board of Directors to discuss proposed Transactions; and

         - perform such other consulting services as the Company and ECA shall mutually agree.

         The services that may be provided by ECA above are hereinafter referred to as the "Services." All business and legal decisions regarding any Transaction shall be made by the Company in its sole discretion, and all binding transactional documents shall be executed by the Company, and the Company shall not be bound by ECA or any of its agents, members or employees or otherwise except by written advice signed by the Company. The Company shall be free to reject any proposed Transaction for any reason or no reason without liability (except for reimbursement of actual out-of-pocket expenses pursuant to this Letter Agreement as set forth below and for the indemnification provisions referenced herein).

2. At the Company's election, it may appoint a third party financial advisor to render a fairness opinion in connection with a transaction for which ECA provides services under this Agreement. ECA will not be responsible for compensating any third party advisors for Opinion fees contemplated by Paragraph 4.e. below.

                15821 Ventura Blvd., Suite 525, Encino, CA 91436
                    Phone (818) 444-4400 Fax (818) 444-4401

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Mr. Ray Musci
Bam Entertainment, Inc.
Page 2

3. For the purposes of this Letter Agreement, "Transaction" includes any of the following transactions whereby ECA performs any of the Services described above:

         - any proposals or arrangements for a third party to acquire all or substantially all of the capital stock or assets of the Company, in either a single transaction or a series of transactions, whether by tender or exchange offer, merger, spin-off, dividend, purchase, acquisition, business combination, or otherwise (a "Sale Transaction") excluding however, any of the foregoing transactions that constitute a Covered Business Development Transaction (as defined below);

         - any proposals or arrangements for the Company to make a minority, joint venture or control investment in, or to acquire an economic interest in the capital stock or assets of a third party in either a single transaction or a series of transactions; whether by tender or exchange offer, purchase, acquisition, business combination, or otherwise (a "Purchase Transaction") excluding however, any of the foregoing transactions that constitute a Covered Business Development Transaction (as defined below).

4. As compensation for the services rendered by ECA hereunder, the Company shall pay ECA fees (each, a "Transaction Fee") as follows:

         a. upon the consummation of each Sale Transaction any person or entity which ECA has informed the Company that it wishes to approach and that the Company has approved, or which the Company has requested that ECA approach, concerning the possibility of effecting a Transaction and which has entered into discussions with ECA concerning such possible Transaction with the prior approval of the Company, and/or any person or entity engaged in discussion with the Company Group during the term of this Letter Agreement with respect to a possible Transaction, if, in connection with such discussion, the Company has used the services or work product of ECA with respect to such Transaction (an "Agreed Entity"). The Company agrees to pay ECA a Transaction Fee equal to [*]% of the Transaction Value (as hereafter defined), subject to a minimum transaction fee of [*] (the "Minimum Sale Fee"); plus

         b. upon the consummation of a Purchase Transaction involving [*]or any of its affiliates or subsidiaries ("[*]"), the Company agrees to pay ECA a Transaction Fee equal to [*], payable at the option of the Company, in cash or Company common stock at a price per share equal to the lesser of (i) [*], and (ii) the average closing price of the Company's common stock over the 10 business days immediately preceding issuance, in either case as may be adjusted from time to time for stock splits, stock dividends, recapitalizations, and similar transactions; provided, however, that as soon as practicable after the consummation of such purchase termination the Company shall file with the SEC a registration statement on Form S-3 to register the Shares for resale by ECA, and to diligently pursue causing such registration statement on Form S-3 to be declared effective by the SEC. The Company shall use its best efforts to ensure that such registration statement on Form S-3 remains effective until the earlier of the date that ECA sells, transfers, or otherwise disposes of all of the Shares, and the date upon which the Shares may be sole by ECA pursuant to Rule 144(k); plus

         c. upon the consummation of each Purchase Transaction with an Agreed Entity other than a Purchase Transaction involving [*], the Company agrees to pay ECA a Transaction Fee equal to [*]% of the Transaction Value (as hereafter defined), subject to a minimum transaction fee equal to [*] (the "Minimum Other Transaction Fee") in cash or stock as further described in Paragraph 4.b.

         d. If a fairness opinion (the "Opinion") is requested, the Company and a third party financial advisor will enter into a separate agreement containing customary terms and conditions for such an assignment and such other terms and conditions as are mutually agreed upon by the parties.

         e. For the purpose of calculating the applicable Transaction Fee, the Transaction Value shall be the total proceeds and other consideration paid or received, or to be paid or received, in connection with a Transaction (which consideration shall be deemed to include amounts in escrow), including, without limitation, cash, notes, securities, and other property; payments made in installments; amounts payable under consulting agreements, above-market employment contracts, non-compete agreements or similar arrangements; and Contingent Payments (as defined below). In addition, if any of the Company's (or an

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*  Confidential portion omitted and filed separately with the Commission.

Mr. Ray Musci
Bam Entertainment, Inc.
Page 3

         acquisition target's) interest-bearing liabilities are assumed, decreased or paid off in conjunction with a Sale Transaction, or any of the Company's (or target's) assets are retained, sold or otherwise transferred to another party prior to the consummation of the Transaction, the Transaction Value will be increased to reflect the fair market value of any such assets or interest-bearing liabilities. Contingent Payments shall be defined as the fair market value of consideration received or receivable (or paid or payable) by the Company, its employees, former or current equity holders and/or any other parties in the form of deferred performance-based payments, "earn-outs", or other contingent payments based upon the future performance of the Company (or the target) or any of its businesses or assets.

         f. For the purpose of calculating the consideration received in the Transaction, any securities (other than a promissory note) will be valued at the time of the closing of the Transaction (without regard to any restrictions on transferability) as follows: (i) if such securities are traded on a stock exchange, the securities will be valued at the average last sale or closing price for the ten trading days immediately prior to the closing of the Transaction; (ii) if such securities are traded primarily in over-the-counter transactions, the securities will be valued at the mean of the closing bid and asked quotations similarly averaged over a ten trading day period immediately prior to the closing of the Transaction; and (iii) if such securities have not been traded prior to the closing of the Transaction, ECA will prepare a valuation of the securities, and ECA and the Company will negotiate in good faith to agree on a fair valuation thereof for the purposes of calculating the Transaction Fee. The value of any purchase money or other promissory notes shall be deemed to be the face amount thereof. In the event the Transaction Value includes any Contingent Payments, the Company and ECA will negotiate in good faith to agree on that portion of the Transaction Fee to be paid to ECA as of the closing of the Transaction in consideration thereof. If the parties cannot reach such an agreement, an additional Transaction Fee(s) shall be paid to ECA in the same proportions and at the same times as the Contingent Payments are paid or received. Notwithstanding anything to the contrary set forth above, in no event shall the cash Transaction Fee paid to ECA upon the closing of the Transaction be less than the Minimum Fee.

5. The Company shall grant ECA a retainer, deliverable upon signing of this Letter Agreement, of warrants (the "Warrants") to purchase 200,000 shares of the Company's common stock (the "Shares"), with an exercise price equal to $1.44 per Share (the "Exercise Price"). The Warrants may be exercised in whole or in part from time-to-time at any time during the period commencing upon the execution of this Letter Agreement and ending three years after the date hereof (the "Warrant Term"), by delivering written notice of exercise to the Company. All of the warrants shall be vested immediately. The Company will take or cause to be taken any and all acts and execute and deliver or cause to be executed and delivered, as appropriate, such further agreements and documents, as may be necessary or advisable to provide ECA with the Warrants and to otherwise carry out the terms of this paragraph. The Exercise Price and the number and type of Shares underlying the Warrants will be equitably adjusted in the event of any stock splits, reverse stock splits, recapitalizations and similar reorganizations. The Exercise Price, may be payable on a cashless exercise basis. The Warrants shall survive termination of the Agreement. As soon as practicable following execution of this Letter Agreement, the Company shall file with the SEC a registration statement on Form S-3 to register the Shares for resale by ECA, and to diligently pursue causing such registration statement on Form S-3 to be declared effective by the SEC. The Company shall use its best efforts to ensure that such registration statement on Form S-3 remains effective until the earlier of the date that ECA sells, transfers, or otherwise disposes of all of the Shares, and the date upon which the Shares may be sole by ECA pursuant to Rule 144(k).

6. The Company shall reimburse ECA for its out-of-pocket and incidental expenses incurred in connection with its engagement hereunder promptly as requested up to a maximum of [*], including the fees and expenses of its legal counsel up to [*] and those of any advisor retained by ECA with the prior written approval of the Company. Expenses may include legal expenses, tax advisory, first class travel and hotel expenses, all fees and disbursements of counsel and of other consultants and advisors retained by it, messenger and duplicating services (including color printing), telephone and facsimile expenses, document and database charges and other customary expenditures) whether or not a Transaction is completed or this Letter Agreement is terminated. For purposes of clarification, all legal, accounting, and UK advisory costs of the Company shall be at the Company's expense.

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*  Confidential portion omitted and filed separately with the Commission.

Mr. Ray Musci
Bam Entertainment, Inc.
Page 4

7. ECA will also assist the Company with any proposals or arrangements for any transaction (a "Business Development Transaction") with a "Covered Person," (a "Covered Business Development Transaction") pursuant to which the Company delivers or receives or will deliver or receive consideration or other value in exchange for the license, grant or receipt of distribution rights, or purchase or sale of one or more video games or rights (including distribution, merchandising and/or development rights) in or to, or for the creation of, video games or products developed with characters or other intellectual property from video games. Notwithstanding the foregoing, the transfer of video games or rights with respect to videogames from an affiliate of the Company Group to the Company shall not constitute a Covered Business Development Transaction. A "Covered Person" is (i) any person or entity which ECA has informed the Company that it wishes to approach or which the Company has requested that ECA approach, concerning the possibility of effecting a Covered Business Development Transaction and which has entered into discussions with ECA concerning such transaction with the prior approval of the Company, and/or any person or entity engaged in discussion with the Company Group during the term of this Letter Agreement with respect to such transaction, if, in connection with such discussion, the Company has used the services or work product of ECA. Upon the consummation of each Covered Business Development Transaction with a Covered Person, the Company agrees to pay ECA a commission (the "Commission") equal (a) in the case of the sale or outbound license or grant of distribution rights with respect to any games or intellectual property owned or controlled by the Company Group, to [*] received by the Company Group, and (b) in the case of the purchase or inbound license of any games or intellectual property by the Company Group, to [*] payable to the seller or licensor(s) of such games or intellectual property. For purposes of this Agreement, "Net Receipts" of a person shall mean the total amount actually received by such person, and not refundable (with refundable amounts becoming "Net Receipts" at such time as the amounts are no longer refundable) pursuant to any written agreement relating to the Covered Business Development Transaction at any time from and after the date hereof (including after expiration of the Term) from a Covered Business Development Transaction entered into during the Term, less, in the case of receipts from the sale or outbound license or grant of distribution rights with respect to any games or intellectual property owned or controlled by the Company Group, all royalties payable by the Company Group to unaffiliated third parties as a result of such Covered Business Development Transaction. ECA may elect to receive its fee in connection with each Covered Business Development Transaction as a direct payment from the payor party simultaneously with payment to or by the Company, and if ECA so elects, the Company will cooperate to incorporate conforming payment provisions into the applicable transaction agreements. The Company will also ensure that ECA is promptly provided with copies of all relevant accountings and royalty statements, and that ECA is permitted to participate in any audits available under the applicable Transaction documents.

8. Because ECA will be acting for the benefit of the Company in connection with this engagement, the Company agrees to indemnify ECA and certain other persons as set forth in the separate indemnification agreement attached hereto. In no event, regardless of the legal theory advanced shall the aggregate liability of ECA to all parties in connection with services contemplated hereby or arising from this Letter Agreement exceed the cash fees actually received by ECA hereunder.

9. Upon completion of a Transaction, ECA may place advertisements in financial and other media at its own expense describing its services to the Company hereunder.

10. In connection with ECA's engagement, the Company will furnish ECA with all information, which ECA reasonably requests and will provide ECA with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to ECA that:
         (a) all such information is and will be true and accurate in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) any projected financial information or other forward looking information which the Company provides to ECA will be made by the Company in good faith, based upon management's best estimates then available and based upon facts

---------------
*  Confidential portion omitted and filed separately with the Commission.

Mr. Ray Musci
Bam Entertainment, Inc.
Page 5



         and assumptions which the Company believes to be reasonable. The Company acknowledges and agrees that ECA will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company and any prospective Transaction party without any independent investigation or verification thereof or independent appraisal by ECA of the Company or its business or assets or any other Transaction party or its business or assets nor will ECA be providing a solvency opinion with respect to the Company.

11. Upon ECA's request, the Company will provide ECA with drafts of the minutes of any meetings of the Company's Board of Directors (or committees thereof) at which representatives of ECA made a presentation in order to permit ECA to insure that any description of such presentation is correctly set forth therein.

12.      The Company further represents and warrants to ECA that:

         a. The Company has taken no action that would give any brokers, representatives, finders or other persons an interest in the compensation due to ECA in connection with any Transaction or Covered Business Development Transaction contemplated herein; and,

         b. this Letter Agreement does not violate or constitute a breach or default under any contract, agreement, arrangement or understanding, whether written or oral, to which the Company or any of its subsidiaries is a party or by which its or their assets are bound.

         c. the Board of Directors of the Company has been advised of and approved the terms of this Agreement after full disclosure that Mark Dyne, a member of the Board of Directors of the Company, is the manager and a member of ECA, and has implemented procedures sufficient to avoid this Agreement, the performance of the parties contemplated hereunder, and the approval of any Transaction giving rise to the right of any person to seek to, or to, void, under Section 144 of the Delaware General Corporation Law, this Agreement or any of the business relationships between the Company and ECA hereunder.

13. Without the prior written consent of ECA the Company will not publicly refer to ECA or publicly disclose or otherwise make available to third parties (except the Company's counsel or other advisers, provided the Company informs them of this provision) any advice, either oral or written, which ECA provides to the Company in connection with this engagement.

14. The benefits of this Agreement, together with the separate indemnity agreement, shall inure to the respective successors and permitted assigns of the parties hereto and of the indemnified parties under such indemnity agreement and their respective successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns. This Agreement and the related indemnity agreement may not be assigned without the prior written consent of the nonassigning party (or parties).

15. This Agreement may not be amended or modified except in a writing signed by the party against whom enforcement is sought and shall be governed by and construed in accordance with the laws of the State of California, without regard to its principles of conflicts of laws.

Mr. Ray Musci
Bam Entertainment, Inc.
Page 6

16. EACH OF ECA AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS AFFILIATES AND STOCKHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THE ENGAGEMENT OF ECA PURSUANT TO, OR THE PERFORMANCE BY ECA THE SERVICES CONTEMPLATED BY, THIS AGREEMENT.

17. The purpose of this Agreement is to set forth the services that ECA will provide to the Company, as an independent contractor, either as specifically provided herein or as subsequently requested in writing by the Company and agreed to by ECA. The parties hereto do not intend to create any special or fiduciary relationship between them. In addition, the exclusivity of the advisory relationship between ECA and the Company refers to the fact that the services to be provided by ECA hereunder are to be provided solely by ECA(and that the Company will not engage any other third party to provide similar advisory services) and that the fees to be paid by the Company hereunder are solely for the benefit of ECA. There may be other services which are required to be provided to the Company in connection with the Transaction contemplated by this Agreement of a nature not customarily provided by ECA and which will be provided by others (e.g., independent auditors, brokers, attorneys or appraisers). This Agreement is solely for the benefit of ECA and the Company and is not intended to create rights or obligations of either party for the benefit of third parties, including without limitation the creditors of the Company.

18. The Company acknowledges that ECA is a full service advisory firm and in the ordinary course of its business provides advisory services to a range of companies including independent motion picture production companies, video game developers and video game publishers, technology companies and other entities which may be involved in the engagement contemplated hereby, which may be potential candidates for a Transaction or Covered Business Development Transaction with the Company or which may have retained ECA for services similar to the services to be provided hereunder. Nothing in this Agreement shall be deemed to prohibit ECA from providing any services permitted by applicable law to any third party or from engaging in any lawfully activity on its own behalf.

19. a. ECA's engagement hereunder shall terminate 30 days following delivery by the Company to ECA of written notice of termination.

         b. The fees and consideration payable by the Company shall also be payable in the amount and at the time set forth in paragraph 4 if the Company announces or enters into an agreement with respect to a Sale Transaction to an Agreed Entity or a Purchase Transaction with an Agreed Entity or [*], at any time during a period of 12 months following the effective date of termination of ECA's engagement hereunder, and such Transaction is thereafter consummated.

         c. The Commission payable by the Company shall also be payable in the amount and at the time set forth in paragraph 7 if the Company announces or enters into an agreement with respect to a Covered Business Development Transaction, at any time during a period of 12 months following the effective date of termination of ECA's engagement hereunder, provided that such transaction is entered into with a Covered Person and is thereafter consummated.

         d. The provisions of this Letter Agreement (including subparagraphs 19(b) and 19(c)), other than paragraph 1, shall survive and remain in full force and effect notwithstanding any expiration or termination of ECA's engagement under paragraph 18(a) of this Letter Agreement or otherwise.

         ECA is delighted to accept this engagement and looks forward to working with the Company on this assignment. Please confirm ECA' engagement as set forth herein by signing the enclosed duplicate of this Letter Agreement and the separate indemnification agreement and returning them, whereupon, following

---------------
*  Confidential portion omitted and filed separately with the Commission.

Mr. Ray Musci
Bam Entertainment, Inc.
Page 7

         approval by the requisite committees of ECA, this Letter Agreement and the separate indemnification agreement shall constitute binding agreements as of the date first above written.

                         Very truly yours,

         EUROPLAY CAPITAL ADVISORS, LLC.

         By:    /s/ Pamela Colburn
                ------------------------
         Title: Managing Director

Accepted and agreed as of the
date first above written:

BAM ENTERTAINMENT INC.

By:    /s/ Raymond Musci
       ---------------------------
Title: Chief Executive Officer

Mr. Ray Musci
Bam Entertainment, Inc.
Page 8

EUROPLAY CAPITAL ADVISORS, LLC
15821 VENTURA BLVD., SUITE 525
ENCINO, CALIFORNIA 91436


         In connection with the engagement agreement, dated the date hereof, between Europlay Capital Advisors, LLC. ("ECA" or "Advisor") and Bam Entertainment, Inc., (the "Company" and together with its affiliates, the "Company Group"), the Company agrees to indemnify and hold harmless Advisor and its affiliates, its respective directors, officers, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20(a) of the Securities Exchange Act of 1934), if any, agents and employees of Advisor or any of the Advisor's affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all actions, claims, suits, proceedings, liabilities, losses, damages and expenses incurred, joint or several (collectively, "Claims"), by any Indemnified Person (including fees and disbursements of ECA's and an Indemnified Person's counsel) which are related to or arise from the Advisor's engagement by the Company, including Claims that relate to or arise from any actions taken or omitted to be taken (including any untrue or alleged untrue statements made or any statements omitted or alleged to be omitted) by the Company or which relate to or arise from securities laws or any other law or legal theory, and will advance to and reimburse the Advisor and any other Indemnified Person for all costs and expenses (including fees and disbursements of the Advisor's or an Indemnified Person's counsel), as they are incurred, in connection with investigating, preparing for, providing depositions for, testifying in or defending any such action or claim, formal or informal, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, whether or not the Advisor or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom related to or arising from the foregoing (collectively, "Costs").

         The Company agrees that neither Advisor nor any other Indemnified Person shall have any liability to the Company for or in connection with such engagement except liability for Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct. The Company also agrees that the Company will not, without the prior written consent of the Advisor, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Advisor or any Indemnified Person is an actual or potential party to such Claim). Such prior written consent of the Advisor shall be required only with respect to them determining that such settlement, compromise or consent complies with the terms of the following sentence and does not impose any material obligation on the Advisor or any other Indemnified Person or contain any admission of culpability on the part of the Advisor or any Indemnified Person. Such settlement, compromise or consent shall include an unconditional release of the Advisor and each other Indemnified Person from all liability arising out of such Claim, and the Company shall furnish the Advisor with a copy of such settlement reasonably in advance of entering into such settlement.

         In order to provide for just and equitable contribution, if a demand for indemnification or reimbursement for Claims or Costs is made pursuant to these provisions but is not available for any reason, then the Company, on the one hand, and the Advisor, on the other hand, shall contribute to such Claims or Costs for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Advisor on the other hand, in connection with the transaction or transactions from which the Claims or Costs in question arose. The relative benefits received by the Company, on the one hand, and by the Advisor, on the other hand, shall be deemed to be in the same proportion as the value (before deducting expenses) of the consideration paid by or received by the Company or its stockholders or comparable equity owners, as the case may be, in connection with the transaction or transactions from which the Claims or Costs in question arose bears to the total fees actually received by ECA in connection therewith. If the allocation provided by the foregoing sentence is not permitted by applicable law, then such allocation shall be based not only on such relative benefits determined as aforesaid but also on the relative fault of the Company, on the one hand, and the Advisor, on the other, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative intents, knowledge, access to information and, if applicable, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Advisor, and any other equitable considerations appropriate in the circumstances. Any such contribution shall be subject to the

Mr. Ray Musci
Bam Entertainment, Inc.
Page 9

limitation that in any event the Advisor's aggregate contribution to all Claims or Costs for which contribution is available hereunder shall not exceed the amount of fees actually received by ECA pursuant to the particular engagement relating to the transaction or transactions from which the Claims or Costs in question arose.

         The foregoing rights to indemnity, reimbursement and contribution shall be in addition to any rights that ECA and/or any other Indemnified Person may have at common law or otherwise. The Company hereby consents to personal jurisdiction, service of process and venue in any court in which any Claim which is subject to this Indemnification Agreement is brought against the Advisor or any other Indemnified Person.

         EACH OF THE ADVISOR AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS INDEMNIFICATION AGREEMENT.

         In connection with the Advisor's engagement of even date herewith, the Advisor may also be engaged to act for the Company in one or more additional capacities. The terms of any such engagement may be embodied in one or more separate written agreements. This Indemnification Agreement shall apply to all such engagements (whether written or oral) and any modification thereof and shall remain in full force and effect following the completion or termination of any such engagement.

         The benefits of this Indemnification Agreement shall inure to the respective successors and permitted assigns of the parties hereto and of the Indemnified Persons hereunder and their successors, permitted assigns and representatives, and the obligations and liabilities assumed in this Indemnification Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. This Indemnification Agreement may not be assigned without the prior written consent of the nonassigning party (or parties).

         This Indemnification Agreement may not be amended or modified except in a writing signed by the party hereto against which enforcement of this Indemnification Agreement is sought and shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.

                                  Very truly yours,

                                  EUROPLAY CAPITAL ADVISORS, LLC.

         By:     /s/  Pamela Colburn
                 ------------------------
         Title:  Managing Director

Accepted and agreed as of the
date first above written:

BAM ENTERTAINMENT, INC.

By:     /s/  Raymond Musci
        ----------------------------
Title:  Chief Executive Officer